EXHIBIT 99.3

HANDY & HARMAN LTD.
Unaudited Pro Forma Condensed Combined Financial Information

On July 2, 2015, Handy & Harman Ltd. ("HNH" or the "Company") completed the acquisition of JPS Industries, Inc. ("JPS") and as a result of the acquisition, JPS became a wholly owned subsidiary of HNH. The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2014 and for the six months ended June 30, 2015 combine the historical consolidated income statements of HNH and JPS, giving effect to HNH's acquisition of JPS as if it had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet as of June 30, 2015 combines the historical consolidated balance sheets of HNH and JPS, giving effect to HNH's acquisition of JPS as if it had occurred on June 30, 2015. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to HNH's acquisition of JPS, (2) factually supportable, and (3) with respect to the income statements, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•	separate historical financial statements of HNH as of and for the year ended December 31, 2014 and the related notes included in HNH's Annual Report on Form 10-K for the year ended December 31, 2014;

•
separate historical financial statements of JPS as of and for the year ended November 1, 2014 and the related notes included in JPS's Annual Report for the year ended November 1, 2014 (included as Exhibit 99.1);

•
separate historical financial statements of HNH as of and for the six months ended June 30, 2015 and the related notes included in HNH's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015; and

•
separate historical financial statements of JPS as of and for the six months ended May 2, 2015 and the related notes included in JPS's financial statements as of and for the six months ended May 2, 2015 (included as Exhibit 99.2).

For ease of reference, all pro forma financial statements use HNH's period-end date. The pro forma financial statements were preparing using the HNH and JPS historical financial statements as of the dates and for the periods referred to above. No adjustments were made to JPS's reported information for its different quarter-end and year-end dates.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what HNH's financial position or results of operations actually would have been had HNH's acquisition of JPS been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of HNH. There were no material transactions between HNH and JPS during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles ("U.S. GAAP"), which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position.

Also, the unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that HNH may achieve as a result of its acquisition of JPS, the costs to integrate the operations of HNH and JPS or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2014

(in thousands, except per share)	HNH	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA HNH
Net sales	$600,468	$162,841	$—		$763,309
Cost of goods sold	435,689	134,235	4,510	(a)	574,434
Gross profit	164,779	28,606	(4,510)		188,875
Selling, general and administrative expenses	117,880	18,503	1,055	(b)	137,438
Asset impairment charges	1,179	—	—		1,179
Operating income	45,720	10,103	(5,565)		50,258
Other:
Interest expense	7,544	630	1,295	(c)	9,469
Realized and unrealized gain on derivatives	(1,307)	—	—		(1,307)
Other expense	181	35	—		216
Income from continuing operations before tax and equity investment	39,302	9,438	(6,860)		41,880
Tax provision	17,008	3,899	(2,860)	(d)	18,047
Loss from associated company, net of tax	7,101	—	—		7,101
Income from continuing operations, net of tax	$15,193	$5,539	$(4,000)		$16,732
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$1.23				$1.22
Weighted-average number of common shares outstanding	12,334		1,429	(s)	13,763

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
FOR THE SIX MONTHS ENDED JUNE 30, 2015

(in thousands, except per share)	HNH	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA HNH
Net sales	$304,457	$78,734	$—		$383,191
Cost of goods sold	217,903	65,165	2,255	(a)	285,323
Gross profit	86,554	13,569	(2,255)		97,868
Selling, general and administrative expenses	65,896	10,446	(2,074)	(b)	74,268
Operating income	20,658	3,123	(181)		23,600
Other:
Interest expense	2,275	184	648	(c)	3,107
Realized and unrealized gain on derivatives	(105)	—	—		(105)
Other expense	204	—	—		204
Income from continuing operations before tax and equity investment	18,284	2,939	(829)		20,394
Tax provision	7,511	1,081	(303)	(d)	8,289
Loss from associated company, net of tax	1,239	—	—		1,239
Income from continuing operations, net of tax	$9,534	$1,858	$(526)		$10,866
Basic and diluted income per share of common stock
Income from continuing operations, net of tax, per share	$0.88				$0.89
Weighted-average number of common shares outstanding	10,782		1,429	(s)	12,211

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

HANDY & HARMAN LTD.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2015

(in thousands)	HNH	JPS	PRO FORMA ADJUSTMENTS (NOTE 4)		PRO FORMA HNH
ASSETS
Current Assets:
Cash and cash equivalents	$18,748	$3,572	$(2,372)	(e)	$19,948
Cash held in escrow	—	900	—		900
Trade and other receivables, net	92,534	24,055	—		116,589
Inventories, net	71,842	22,944	2,547	(f)	97,333
Deferred income tax assets - current	12,722	4,905	—		17,627
Prepaid and other current assets	5,971	321	—		6,292
Total current assets	201,817	56,697	175		258,689
Property, plant and equipment at cost, net	69,361	13,574	31,567	(g)	114,502
Goodwill	89,499	10,100	1,204	(h)	100,803
Other intangibles, net	36,131	—	9,920	(i)	46,051
Investment in associated company	29,529	—	—		29,529
Deferred income tax assets	78,907	44,706	—		123,613
Other non-current assets	14,768	3,392	—		18,160
Total assets	$520,012	$128,469	$42,866		$691,347
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Trade payables	$40,642	$13,886	$—		$54,528
Accrued liabilities	22,064	2,904	(485)	(j)	24,483
Accrued environmental liabilities	2,018	—	—		2,018
Short-term debt	835	—	—		835
Current portion of long-term debt	6,256	—	—		6,256
Deferred income tax liabilities - current	205	—	937	(m)	1,142
Total current liabilities	72,020	16,790	452		89,262
Long-term debt	84,823	—	65,745	(k)	150,568
Accrued pension liability	205,672	19,655	11,142	(l)	236,469
Other post-retirement benefit obligations	2,668	—	—		2,668
Deferred income tax liabilities	—	—	10,540	(m)	10,540
Other liabilities	4,220	150	—		4,370
Total liabilities	369,403	36,595	87,879		493,877
Commitments and Contingencies
Stockholders' Equity:
Common stock	136	104	(104)	(n)	136
Accumulated other comprehensive loss	(235,245)	(77,513)	77,513	(o)	(235,245)
Additional paid-in capital	571,427	130,689	(117,862)	(p)	584,254
Treasury stock, at cost	(70,375)	—	35,921	(q)	(34,454)
Accumulated (deficit) equity	(115,334)	38,594	(40,481)	(r)	(117,221)
Total stockholders' equity	150,609	91,874	(45,013)		197,470
Total liabilities and stockholders' equity	$520,012	$128,469	$42,866		$691,347

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

HANDY & HARMAN LTD.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(in thousands, except share and per share data)

1.	DESCRIPTION OF TRANSACTION

Effective July 2, 2015, Handy & Harman Group Ltd. ("H&H Group"), a wholly owned subsidiary of the Company, completed the acquisition of JPS pursuant to an agreement and plan of merger, dated as of May 31, 2015 ("Merger Agreement"), by and among the Company, H&H Group, HNH Group Acquisition LLC, a Delaware limited liability company and a subsidiary of H&H Group ("H&H Acquisition Sub"), HNH Group Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of H&H Acquisition Sub ("Sub"), and JPS. JPS is a major U.S. manufacturer of mechanically formed glass and aramid substrate materials for specialty applications in a wide expanse of markets requiring highly engineered components. At the effective time of the Merger (as described below), Sub was merged with and into JPS ("Merger"), with JPS being the surviving corporation in the Merger, and each outstanding share of JPS common stock (other than shares held by the Company and its affiliates, including SPH Group Holdings LLC ("SPH Group Holdings"), a subsidiary of Steel Partners Holdings L.P., the parent company of the Company and a significant stockholder of JPS), was converted into the right to receive $11.00 in cash. H&H Group's funding of the aggregate merger consideration totaled approximately $65,745, financed through additional borrowings under the Company's amended and restated senior credit agreement ("Senior Credit Facility").

As a result of the closing of the Merger, JPS was indirectly owned by both H&H Group and SPH Group Holdings. Following the expiration of the 20-day period provided in Section 262(d)(2) of the Delaware General Corporation Law for JPS stockholders to exercise appraisal rights in connection with the Merger, and in accordance with an exchange agreement, dated as of May 31, 2015, by and between H&H Group and SPH Group Holdings, HNH issued ("Issuance") to H&H Group 1,429,407 shares of HNH's common stock and, following the Issuance, H&H Group exchanged ("Exchange") those newly issued shares of HNH common stock for all shares of JPS common stock held by SPH Group Holdings. As a result of the Exchange, H&H Group owned 100% of JPS and, on August 3, 2015, merged JPS with and into its wholly-owned subsidiary, HNH Acquisition LLC, a Delaware limited liability company, which was the surviving entity in the merger and was renamed JPS Industries Holdings LLC.

2.	BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of HNH and JPS. For ease of reference, all pro forma financial statements use HNH's period-end date. The pro forma financial statements were preparing using the HNH and JPS historical financial statements as of the dates and for the periods referred to above. No adjustments were made to JPS's reported information for its different quarter-end and year-end dates. Certain reclassifications have been made to the historical financial statements of JPS to conform with HNH's presentation.

The acquisition method of accounting under existing U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the consideration transferred is measured at the closing date of the acquisition at the then-current market price. Accordingly, the assets acquired and liabilities assumed from JPS will be recorded as of the completion of the acquisition at their respective fair values and added to those of HNH. Financial statements and reported results of operations of HNH issued after completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of JPS.

Acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) and certain acquisition-related restructuring charges impacting the acquired company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred (see Note 4 - "Pro Forma Adjustments" for additional information). The unaudited pro forma condensed combined financial statements do not reflect any restructuring and integration charges which may be incurred in connection with HNH's acquisition of JPS. Any such costs will be expensed as incurred.

3.	ACQUISITION ACCOUNTING

Consideration Transferred

The table below details the consideration paid to acquire JPS:

Fair Value of Consideration
Shares of HNH transferred to SPH Group Holdings in exchange for JPS shares	$48,748
Cash paid for JPS shares	65,745
$114,493

Allocation of Purchase Price

The following table summarizes the preliminary estimates of the fair values of the assets acquired and liabilities assumed by HNH from its acquisition of JPS:

Book value of net assets acquired at June 30, 2015	$91,874
Adjusted for:
Elimination of existing goodwill	(10,100)
Adjusted book value of net assets acquired	81,774
Adjustments to:
Inventories (see Note 4 - "Pro Forma Adjustments" Item (f))	2,547
Property, plant and equipment (see Note 4 - "Pro Forma Adjustments" Item (g))	31,567
Goodwill (see Note 4 - "Pro Forma Adjustments" Item (h))	11,304
Identifiable intangible assets (see Note 4 - "Pro Forma Adjustments" Item (i))	9,920
Accrued pension liability (see Note 4 - "Pro Forma Adjustments" Item (l))	(11,142)
Deferred income tax liabilities (see Note 4 - "Pro Forma Adjustments" Item (m))	(11,477)
Consideration transferred	$114,493

4.	PRO FORMA ADJUSTMENTS

(a)	To record an estimate of the additional depreciation expense related to the preliminary estimated fair value adjustment to property, plant and equipment acquired.

(b)	To record the following adjustments:

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
Eliminate HNH's advisory, legal, regulatory and valuation costs, which are non-recurring (1)	$—	$(679)
Eliminate JPS's acquisition-related transaction costs, which are non-recurring (1)	—	(1,890)
Adjustment to amortization expense for estimated intangible asset amortization (2)	1,055	495
Total	$1,055	$(2,074)

(1)	These costs are directly attributable to HNH's acquisition of JPS and are not expected to have a continuing impact on the combined results of HNH and JPS.

(2)	Details of the adjustment to amortization expense are as follows:

	Year Ended December 31, 2014	Six Months Ended June 30, 2015
Estimated amortization expense of trade names (estimated to be $4,420 over useful life of 10 years on a straight-line basis)	$442	$221
Estimated amortization expense of customer relationships (estimated to be $3,700 over useful life of 15 years using the double-declining balance method)	493	214
Estimated amortization expense of other intangibles (estimated to be $1,800 over useful life of 15 years on a straight-line basis)	120	60
Total	$1,055	$495

(c)
To record an estimate of the additional interest expense on incremental debt utilized to finance the JPS acquisition. The additional interest expense is based on additional borrowings of approximately $65,745 under HNH's Senior Credit Facility, using HNH's interest rate at the time of the borrowing.

(d)	To record an estimate of the tax impacts of the pro forma adjustments using the applicable effective tax rates for the period.

(e)	To record estimated payments of approximately $2,372 for remaining advisory, legal and valuation costs ($485 of which were previously accrued).

(f)
To adjust acquired inventory to an estimate of fair value. HNH's cost of goods sold will reflect the increased valuation of JPS's inventory as the acquired inventory is sold. There is no continuing impact of the acquired inventory adjustment on the combined operating results and as such is not included in the unaudited pro forma condensed combined income statements.

(g)	To adjust acquired property, plant and equipment to an estimate of fair value.

(h)	To adjust goodwill to an estimate of acquisition-date goodwill, as follows:

Eliminate JPS's historical goodwill	$(10,100)
Estimated transaction goodwill	11,304
Total	$1,204

(i)	To adjust acquired intangible assets to an estimate of fair value.

(j)	To adjust accrued liabilities to eliminate accrued acquisition-related costs assumed paid (see item (e)).

(k)
To adjust HNH's long-term debt based on additional borrowings of approximately $65,745 under HNH's Senior Credit Facility, which were utilized to finance the cash portion of the JPS acquisition consideration.

(l)	To adjust JPS's pension liability to an estimate of fair value.

(m)	To record current and non-current deferred income tax liabilities associated with purchase accounting adjustments which will not be deductible for income tax purposes.

(n)	To eliminate JPS's common stock, at par.

(o)	To eliminate JPS's accumulated other comprehensive loss.

(p)
To eliminate JPS's additional paid-in-capital and to record the excess of the fair value of HNH's treasury stock issued over its average cost (the treasury stock comprised the stock portion of the acquisition consideration):

Eliminate JPS's additional paid-in capital	$(130,689)
Excess of the fair value of HNH treasury stock issued over its average cost	12,827
Total	$(117,862)

(q)	To record the stock portion of the transaction consideration using treasury stock, at average cost.

(r)	To eliminate JPS's retained earnings and to record estimated non-recurring costs for advisory, legal, regulatory and valuation costs, as follows:

Eliminate JPS's retained earnings	$(38,594)
Estimated remaining advisory, legal, regulatory and valuation costs, which are non-recurring	(1,887)
Total	$(40,481)

(s)	To reflect additional HNH common stock outstanding as a result of issuing treasury shares as the stock portion of consideration in the acquisition of JPS.